EXHIBIT 8.1

LISTING OF SUBSIDIARIES

The following companies are subsidiaries of Teekay Tankers Ltd.

		State of Jurisdiction of Incorporation	Proportion of Ownership Interest

1.	Ashkini Spirit L.L.C.	Marshall Islands	100.0%

2.	Erik Spirit L.L.C.	Marshall Islands	100.0%

3.	Esther Spirit L.L.C.	Marshall Islands	100.0%

4.	Everest Spirit Holding L.L.C.	Marshall Islands	100.0%

5.	Falster Spirit Holding L.L.C.	Marshall Islands	100.0%

6.	Ganges Spirit L.L.C.	Marshall Islands	100.0%

7.	Helga Spirit L.L.C.	Marshall Islands	100.0%

8.	Iskmati Spirit L.L.C.	Marshall Islands	100.0%

9.	Kanata Spirit Holding L.L.C.	Marshall Islands	100.0%

10.	Kareela Spirit Holding L.L.C.	Marshall Islands	100.0%

11.	Kaveri Spirit L.L.C.	Marshall Islands	100.0%

12.	Kyeema Spirit Holding L.L.C.	Marshall Islands	100.0%

13.	Matterhorn Spirit L.L.C.	Marshall Islands	100.0%

14.	Narmada Spirit L.L.C.	Marshall Islands	100.0%

15.	Nassau Spirit Holding L.L.C.	Marshall Islands	100.0%

16.	Sotra Spirit Holding L.L.C.	Marshall Islands	100.0%

17.	Teekay Tankers Holdings Ltd.	Marshall Islands	100.0%

18.	VLCC A Investment L.L.C.	Marshall Islands	100.0%

19.	VLCC B Investment L.L.C.	Marshall Islands	100.0%

20.	Yamuna Spirit L.L.C.	Marshall Islands	100.0%